SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of report
                        (Date of earliest event reported)
                                December 19, 2002

                        IMAGING TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


DELAWARE . . . . . . . .                   0-12641                            33-0021693
(State of Incorporation)  (Commission File Number)  (I.R.S. Employer Identification No.)

                               17075 Via Del Campo
                           San Diego, California 92127
                    (Address of Principal Executive Offices)

                                 (858) 451-6120
              (Registrant's telephone number, including area code):

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  2.          ACQUISITION  OF  ASSETS

     In May 2002, the Registrant announced the acquisition of Dream Canvas Technology ("DCT"), a Japanese corporation that developed machines used for the automated printing of custom stickers, popular in the Japanese consumer market. At the time of the acquisition, DCT was a new company that was spun-off from Dream Canvas, Inc., a Japanese corporation. The acquisition agreement was exhibited as Exhibit 10(y) in the Registrant's Form 10-K/A for the year ended
June 30, 2002 filed on November 18, 2002, which is hereby incorporated by reference.

     On July 15, 2002, the registrant issued a press release, a copy of which is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.
     The Registrant completed the acquisition of DCT in October 2002 and paid the sum of $40,000 for DCT with 100,000 shares of ITEC restricted common stock.

In December 2002, the Registrant sold DCT to Baseline Worldwide Limited ("BWL"), a Delaware corporation for the sum of $75,000 in cash. The acquisition agreement between the Registrant and BWL is attached as Exhibit 99.1 hereto.

     On July 15, 2002, the registrant issued a press release, a copy of which is attached as Exhibit 99.3 to this Form 8-K and incorporated herein by reference.

ITEM  7.      FINANCIAL  STATEMENTS  AND  EXHIBITS.

     As the acquisition and sale price does not meet the materiality rule of Regulation S-X, the Registrant has elected to file this Form 8-K for full-disclosure purposes.

     The acquisition of DCT was finalized in October 2002 and there have been no operations to report in the Registrant's filings on Forms 10-K or 10-Q. The Registrant will report the acquisition and sale of DCT in its next Form 10-Q for the period ending December 31, 2002.

EXHIBITS

Exhibit  Number          Description
---------------          -----------

99.1 Acquisition Agreement, dated May 17, 2002, between the Company and Dream Canvas, Inc., subject to completion of its terms, incorporated by reference to Exhibit 10(y) to Form 10-K/A dated November 18, 2002.

99.2 Press release dated July 15, 2002 issued by the registrant.

99.3 Acquisition Agreement, dated December 13, 2002, between the Company and Baseline Worldwide Limited.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December  19,  2002


IMAGING  TECHNOLOGIES  CORPORATION

By:  /s/  Brian  Bonar
----------------------

Name:  Brian  Bonar
Title:    Chairman,  President,  and  Chief  Executive  Officer